Exhibit (a)(1)(F)


[GRAPHIC OMITTED]  MODEM MEDIA                                   230 East Avenue
                                                     Norwalk, Connecticut  06855
                                                                tel 203.299.7000
                                                                fax 203.299.7060
                                                              www.modemmedia.com



                                                                May __, 2001

Dear Employee or Director:

     On behalf of Modem Media, Inc. (the "Company"), I am writing to provide you with the results of the Company's recent offer to exchange (the "Offer") certain outstanding options (the "Old Options") granted to you under the Modem Media, Inc. 2000 Stock Incentive Plan, Modem Media.Poppe Tyson Inc.1999 Stock Incentive Plan, Modem Media.Poppe Tyson Inc. Amended and Restated 1997 Stock Option Plan or Vivid Holdings, Inc. 1999 Stock Incentive Plan (the "Vivid Holdings Plan" and, collectively, the "Plans"), for new options that the Company will grant under the Plans (the "New Options"). The Offer was consummated pursuant to the terms and conditions in the Company's Offer to Exchange dated April 30, 2001 (the "Offer of Exchange") and the related Letter of Transmittal.

     The Offer expired at 12:00 midnight, Eastern Time, on May 25, 2001. Promptly following the expiration of the Offer and pursuant to the terms and conditions of the Offer, the Company accepted for exchange and canceled on May 29, 2001 tendered Old Options exercisable for a total of ________ shares of our common stock.

     The Company has accepted for exchange and canceled the Old Options tendered by you exercisable for the number of shares of our common stock (the "Option Shares") set forth on Attachment A to this letter. In accordance with the terms and subject to the conditions of the Offer, you have the right to receive New Options under the Plan under which the Old Options were granted, except for Old Options granted under the Vivid Holdings Plan, which will be granted under one of the other Plans. The New Options will be exercisable for the number of Option Shares set forth on Attachment A, as adjusted for any stock splits, stock dividends and similar events that occur before the date when the Company grants such New Options. Also in accordance with the terms of the Offer, the terms and conditions of the New Options will be substantially the same as the terms and conditions of the Old Options you tendered for exchange, except that the per share exercise price under the New Options will equal the fair market value of our common stock as of the day when the Company grants the New Options.

     In accordance with the terms and subject to the conditions of the Offer, the Company will grant the New Options on or about the first business day that is at least six months and one day following the date when the tendered options were accepted for exchange and canceled and terminated. We expect the new option grant to be on or about November 30, 2001. At that time, option grant documents for the New Options will be sent to you for your signature.

     In accordance with the terms of the Offer, you must be an employee or director of the Company or one of its subsidiaries from the date when you tendered your Old Options through the date when the Company grants the New Options in order to receive your New Options. If, for any reason, you do not remain an employee or director, then you will not receive New Options or any other consideration for the Old Options tendered by you and canceled by the Company. Participation in the Offer does not confer upon you the right to remain in the employment or other service of the Company or any of its subsidiaries.

     If you have any questions about your rights in connection with the grant of New Options, contact your Human Resources Department representative. You can find a list of representatives, together with their contact information, at the back of this letter.


                                                       Sincerely,

                   Human Resources Department Representatives


                           Norwalk, Connecticut (ENO)
                               Modem Media, Inc.
                                230 East Avenue
                               Norwalk, CT 06855
                                   Rose Zory
                                203-299-7385-Tel
                                203-299-7062-Fax
                              rzory@modemmedia.com


                                    New York
                               Modem Media, Inc.
                              40 West 23rd Street
                            New York, NY 10010-5200
                             Elizabeth Carey (Liz)
                                212-367-3867-Tel
                                212-367-3859-Fax
                             ecarey@modemmedia.com


                           San Francisco, California
                               Modem Media, Inc.
                               111 Sutter Street
                            San Francisco, CA 94104
                                  Lori Jepsen
                                415-733-8068-Tel
                                415-591-8511-Fax
                             ljepsen@modemmedia.com


                                Toronto, Canada
                            Modem Media Canada, Inc.
                                74 Fraser Avenue
                                Toronto, Ontario
                                 Canada M6K 3E1
                                  Marilyn Gary
                           416-538-7538 (X223)-Tel
                                  416-538-1601-Fax
                              mgary@modemmedia.com

                                     Brazil
                               Modem Media, Inc.
                                230 East Avenue
                               Norwalk, CT 06855
                                Sherri Dougherty
                                203-299-7560-Tel
                                203-299-7062-Fax
                           sdougherty@modemmedia.com


                                     Europe
                            Modem Media (UK) Limited
                              183 Eversholt Street
                                 London NW1 1BU
                                    England
                                 Nicola Moretti
                              44-207-874-9418-Tel
                              44-207-874-9555-Fax
                            nmoretti@modemmedia.com


                                   Hong Kong
                               Modem Media, Inc.
                                230 East Avenue
                               Norwalk, CT 06855
                                Sherri Dougherty
                                203-299-7560-Tel
                                203-299-7062-Fax
                           sdougherty@modemmedia.com

                                                                   ATTACHMENT A

                            [NAME OF OPTION HOLDER]

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                                           Total Number of Option
Grant Date of Old   Exercise Price of Old   Shares Subject to Old
 Options Accepted   Options Accepted for    Options Accepted for
   for Exchange           Exchange                Exchange          Name of Plan
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     Subject to the terms and conditions of the Offer, the number of Option
Shares subject to New Options to be granted to you will be _______________.